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                                   EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 THE REGISTRANT




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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ARK RESTAURANTS CORP.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

         The undersigned, being the President and Secretary, respectively, of ARK RESTAURANTS CORP., do hereby certify:

         1.  The  name  of  the  corporation  is  ARK  RESTAURANTS   CORP.  (the
"Corporation"), and the name under which the corporation was formed was Ark Management Corp.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on January 4, 1983.

         3. Paragraph 4 of the Certificate of Incorporation is hereby amended pursuant to Section 801 of the Business Corporation Law to authorize the Corporation to issue up to one million (1,000,000) shares of preferred stock, with a par value of $.01 per share (the "Preferred Stock"), to be issued from time to time in such amounts and designations as authorized by the Board of Directors.

         4.  To  accomplish  the  foregoing   amendment,   Paragraph  4  of  the
Certificate of Incorporation which refers to the authorized capital of the Corporation is hereby deleted in its entirety and the following new Paragraph 4 is substituted in lieu thereof:

                  The total number of all classes of stock which the Corporation shall have authority to issue shall be eleven million (11,000,000), of which ten million (10,000,000) shares shall be Common Stock, with a par value of $.01 per share, and one million (1,000,000) shares shall be Preferred Stock, with a par value of $.01 per share.

                  The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions, of each class of stock of the Corporation shall be the same in all respects, as though shares of one class, except as follows:




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         (i)      Issuance

                  a. Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to provide for the issue of the Preferred Stock in one or more series and in connection therewith to fix by resolutions providing for the issue of such series of the number of shares to be included in such series and the designations and such voting powers, full or limited, or no voting powers, and such of the preferences and relative, participating, operational or other special rights, and the qualifications, limitations or restrictions thereof, of such series of the Preferred Stock which are not fixed by this Certificate of Amendment to the Certificate of Incorporation, to the full extent now or hereafter permitted by the laws of the State of New York. Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following aspects:

                           (1) The number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designations thereof;

                           (2) The dividend rights, if any, of such series, the dividend preferences, if any, as between such series and any other class or series of stock, whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether and the extent to which dividends on such series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;

                           (3) The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable;

                           (4) The rights of such series, and the preferences, if any, as between such series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation,


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                           and  whether  and the  extent to which  shares of any
                           such series shall be entitled to participate in such event with any other class or series of stock;

                           (5) The voting powers, if any, in addition to the voting powers prescribed by law of shares of such series, and the terms of exercise of such voting powers;

                           (6) Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock, or any other securities, and the terms and conditions, if any, applicable to such right; and

                           (7)  The  terms  and  conditions,   if  any,  of  any
                           purchase, retirement or sinking fund which may be provided for the shares of such series.

                  b. Except as otherwise provided by law, the Board of Directors shall have full authority to issue, at any time and from time to time, shares of the Corporation's Common Stock in any manner and amount and for such consideration as it, in its absolute discretion, shall determine.

                  (ii)     Voting Rights

                           Except as otherwise expressly required by law, in all
                  matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of the shares of the Common Stock shall be entitled to one vote for each share of such stock held by them. Except as otherwise expressly required by law, in all matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of the Preferred Stock shall have such voting rights as may be determined from time to time by the Board of Directors, by resolution or resolutions providing for the issuance of such Preferred Stock or any series thereof.


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                  (iii)    Conversion

                  a. The Board of Directors of the Corporation, by the resolution adopted for the purpose of establishing any series of Preferred Stock, may fix and determine the ratios and the terms and conditions under which such series of Preferred Stock may or shall be converted into shares of another series of Preferred Stock or shares of any other class of stock of the Corporation.

                  b. No fractional shares shall be issued upon any conversion pursuant to this Paragraph 4. In lieu thereof, the Corporation shall (1) pay to the holders otherwise entitled to fractional shares cash, equal to the market value thereof as at the date of conversion, such market value to be determined in good faith by the Board of Directors of the Corporation, or (2) issue and deliver to them scrip or warrants which shall entitle the holder thereof to receive a certificate for a full share upon surrender of such scrip or warrants aggregating a full share, such scrip or warrants to be in such form and to contain such provisions as shall be determined by the Board of Directors of the Corporation. Upon conversion, no allowance or adjustment shall be made with respect to shares of Preferred Stock for cash dividends declared but unpaid on such stock.

                  (iv)     Dividends

                  a. The holders of the Preferred Stock shall be entitled to fixed dividends when and as declared and at the rates determined by the resolution of the Board of Directors which establishes the series to which the rates shall apply. Said resolution may determine whether the said dividends shall be cumulative, the time fixed for payment thereof, and whether the said dividends shall be set aside or paid before, on a par with, or only after, the dividends shall be set aside or paid on the Common Stock.

                  b. The holders of Common Stock shall be entitled to receive, as and when declared and made payable by the Board of Directors, and after all dividends, current and accrued, shall have been paid or declared and set apart for payment upon the Preferred Stock, to the extent the Board of Directors shall have directed the dividends on Preferred Stock to be paid, or declared and set apart for payment before the payment or setting apart of dividends on the Common Stock, such dividend as may be declared by the Board of Directors from time to time. Each share of Common Stock shall in all ways be treated equally in respect of dividends.


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                  (v)      Liquidation or Dissolution

                  a. The Board of Directors, by the resolution which establishes a series of Preferred Stock, shall determine a fixed liquidation amount applicable to said series. Said resolution may determine (1) that said series shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation before the payment, in full or in part, of the fixed liquidation amounts payable with respect to the Common Stock; (2) that said series shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation, ratably with the Common Stock (or any other series of Preferred Stock having liquidation rights on a par with the Common Stock) in proportion to amounts equal to the fixed liquidation amounts of the shares participating plus dividends thereon which have been declared and are unpaid; or (3) that said shares shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation only after the payment, in full or in part, of the fixed liquidation amounts plus dividends thereon which have been declared and are unpaid on the Common Stock (and any series of Preferred Stock having liquidation rights on a par with the Common Stock). Said shares shall have liquidation preferences and rights as determined in said resolution or resolutions.

                  b. In the event of liquidation or dissolution, the holders of the Common Stock shall be entitled to receive out of the assets of the Corporation, after payment of debts and liabilities, a pro rata distribution in proportion to the respective number of shares of Common Stock held by each of them; provided, however, (1) in the event the Board of Directors of the Corporation establishes one or more series of Preferred Stock entitled to a distribution on liquidation, dissolution or winding-up of the affairs of the Corporation before any such distribution shall be made with respect to the Common Stock, such liquidation preference in favor of the Preferred Stock shall be paid before the liquidation amount payable to the holders of Common Stock pursuant to this subparagraph b. shall be paid; and (2) in the event the Board of Directors of the Corporation establishes one or more series of Preferred Stock entitled to participate ratably with holders of shares of the Common Stock in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of the Common Stock shall participate ratably with each said series of Preferred Stock so entitled as set forth in subparagraph a. (2) above.


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         5. The foregoing  amendment to the  Certificate  of  Incorporation  was authorized by the unanimous written consent of the Board of Directors of the Corporation dated January 15, 1997, followed by the favorable vote of holders of a majority of all outstanding shares entitled to vote thereon of a meeting of shareholders held on March 18, 1997.

         IN WITNESS WHEREOF, we have duly executed this Certificate of Amendment and affirm that the statements contained herein are true under the penalties of perjury this 9th of May, 1997.

                                          s/ Michael Weinstein
                                          --------------------------------------
                                          Michael Weinstein, President


                                          s/ Vincent Pascal
                                          --------------------------------------
                                          Vincent Pascal, Secretary


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